InfoSearch Media, Inc. to Complete $5.35
                       Million Private Placement Financing

Marina Del Rey, CA. - November 3, 2005 - InfoSearch Media (OTC:BB:ISHM), a leading online media and search firm, today announced that it has entered into definitive agreements to issue its common stock and warrants in a $5.35 million private placement financing. RBC Capital Markets is acting as exclusive placement agent for the financing.

The private placement is expected to close on or about November 7, 2005, subject to the customary conditions to closing contained in the definitive agreements.

"This financing provides resources to expand our growth strategy and we are particularly pleased with the quality of institutional investors that subscribed," said George Lichter, InfoSearch Media's Chief Executive Officer. "With the increasing focus on the importance of Internet specific content, InfoSearch Media is well positioned to profit from the significant shift in
marketing   expenditures   moving  from  traditional   media  to  Internet-based
channels."

In the $5.35 million financing, InfoSearch Media will issue approximately 8.4 million shares of its common stock at a price of $0.64 per share, and warrants to purchase approximately 4.2 million shares of its common stock at an exercise price of $0.88 per share. The $0.64 share price represents a 20% discount to the closing price of InfoSearch Media's common stock on November 2, 2005. The warrants are exercisable for five years.

About InfoSearch Media
InfoSearch Media (http://www.infosearchmedia.com) helps businesses succeed on the web by implementing content-based solutions that can simultaneously increase online search engine rankings and website sales performance. Priced for the small and medium sized business, Infosearch Media drives website performance through its two products: ContentLogic and ArticleInsider.

ContentLogic is targeted content developed by InfoSearch Media and implemented directly on our client's website. Utilizing sophisticated content and keywords analytics, ContentLogic provides new customers to the website through improved search engine rankings. Upon arriving on our client's website, our content solution provides an information appropriate environment engineered to stimulate a sale. InfoSearch Media offers this product primarily on a month-to-month leasing plan. Many small business owners prefer the month-to-month plan which provides lower upfront cost without a long term commitment.

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ArticleInsider is for clients who want to provide increased and improved traffic to their existing website in the form of highly qualified leads. Unlike ContentLogic, this product is not implemented on the client's website, but rather on InfoSearch Media's www.articleinsider.com website. Using the same InfoSearch content and keyword analytics, this product is written in the form of a general informational article, focused on the customer's business topic. Our clients sponsor a prominent link on that page, achieve significantly higher click-through rates than industry averages and pay in the now traditional cost per click method. Between ContentLogic and ArticleInsider, InfoSearch Media currently has over 5,000 clients, primarily small and medium sized business but also large companies such as Netflix, Newegg.com, Pitney Bowes, Cardservice International and Price.com, among others.

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, those statements regarding the expected closing of the private placement financing. Such statements speak only as of the date of this release, and we will not necessarily provide updates of our projections or other forward-looking statements. Such forward-looking statements involve risks and uncertainties that, if realized, could materially impair the InfoSearch Media's results of operations, business, and financial condition. These forward-looking statements may be affected by the risks and uncertainties inherent in the search engine market and in the InfoSearch Media's business including decreased demand for our products and services; flaws inherent in our products or services; intense competition; failure to maintain relationships with strategic partners and content providers, and general economic conditions that could cause actual results to differ materially from those projected. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the InfoSearch Media's reports filed with the Securities and Exchange Commission, copies of which are available at the website maintained by the SEC at http://www.sec.gov. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Media Contacts:
InfoSearch Media, Inc.
Frank Knuettel, II
Chief Financial Officer
310-822-1103
frank@infosearchmedia.com